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                                                                    Exhibit 23.1
                                                                    ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 22, 2001 (except with respect to the matter discussed in Notes 2(j) and 8(b) as to which the date is March 5, 2001) included in Cytyc Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                    /s/ Arthur Andersen LLP


Boston, Massachusetts
July 2, 2001